STATE OF NEW HAMPSHIRE

     MERRIMACK, SS                                      SUPERIOR COURT

        BETTY GRAYSON KURZWEIL and ROBERT GRAYSON, as trustees under the will of FLORENCE ROSENMAN, on behalf of themselves and all others similarly situated

                                       v.

          HEALTHSOURCE, INC., MERWYN BAGAN, M.D., PAUL D. BARON, M.D.,
             ROBERT S. CATHCART, III, M.D., ROBERT H. BILBRO, M.D.,
                DANIEL F. EUBANK, M.D., ROBERT A. LEIPOLD, M.D.,
               FRANCIS G. MIDDLETON, M.D., NORMAN C. PAYSON, M.D.
        DANIEL W. SCHALL, M.D., J HAROLD CHANDLER and CIGNA CORPORATION

                              Docket No. 97-C-112


           CONSENTED TO MOTION FOR VOLUNTARY NON-SUIT WITH PREJUDICE

             NOW COME Betty Grayson Kurzweil and Robert Grayson, as trustees under the will of Florence Rosenman, on behalf of themselves, plaintiffs in the within action, by and through their attorneys, Upshall, Cooper & Temple, P.A. and respectfully state as follows:

             1. The within action was instituted by Writ dated March 7, 1997, returnable the first Tuedsay of April, 1997 and entered with this Honorable Court on or about March 17, 1997.

             2. Plaintiffs wish to withdraw said action, with prejudice.

             3. Counsel for plaintiffs have discussed plaintiffs' intent to non-suit this matter with Daniel N. Gregoire, Esquire, counsel for defendant Healthsource, Inc. and the individual director defendants; and with Warren C. Nighswander, Esquire, counsel for defendant Cigna Corporation. Defense counsel have indicated that they consent to plaintiffs' voluntary non-suit with prejudice.

             WHEREFORE, Plaintiffs respectfully pray as follows:

             A. That a voluntary non-suit with prejudice be entered in the within matter as it relates to plaintiffs' claim.


                                         Respectfully submitted

                                         BETTY GRAYSON KURZWEIL and
                                         ROBERT GRAYSON

                                         By and through their attorneys,

                                         UPSHALL, COOPER & TEMPLE, P.A.

                                         /s/ Frederick E. Upshall, Jr.
                                         -------------------------------
                                         Frederick E. Upshall, Jr.
                                         10 Green Street, P.O. Box 867
                                         Concord NH 03302-0867
                                         (603) 225-2791

                                         OF COUNSEL:  Shane The. Rowley
                                                      Jeffrey G. Smith
                                                      WOLF HALDENSTEIN
                                                      ADLER FREEMAN &
                                                      HERZ LLP
                                                      270 Madison Avenue
                                                      New York, NY 10016
                                                      (212) 545-4600


                                CERTIFICATION

             I hereby certify that a copy of the within Consented to Motion for Voluntary Non-Suit with Prejudice has this day been mailed, postage prepaid, to Daniel N. Gregoire, Esquire, counsel for Healthsource, Inc. and individual director defendants; and Warren C. Nighswander, Esquire, counsel for Cigna Corp. in the within action.


        Date:  March 27, 1997              /s/ Frederick E. Upshall, Jr.
                                           -----------------------------
                                           Frederick E. Upshall, Jr.


          Docket #97-C-112, Kurzweil, et al v. Healthsource, Inc. et al